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                                 EXHIBIT 10.27.


FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENT TO INDENTURE, dated as of October 14, 1994 between ICN Pharmaceuticals, Inc. (the "Company"), ICN Merger Corp., a Delaware corporation and a wholly-owned subsidiary of SPI Pharmaceuticals, Inc. ("New ICN"), and Citibank, N.A., as trustee (the "Trustee"), under the Indenture hereinafter mentioned.

RECITALS OF THE COMPANY

         The Company has executed and delivered an indenture (the "Indenture"), dated as of October 30, 1986, between the Company and the Trustee pursuant to which the Company issued $75,000,000 aggregate principal amount of 6-3/4% Subordinated Convertible Bonds due 2001 (the "Securities"). Each Security is exchangeable for common stock, $1.00 par value, of ICN (the "ICN Common Stock") at a conversion price, immediately prior to the Merger (as defined herein), of $20.68 (the "Conversion Price"). On the date hereof, Bonds in an aggregate principal amount of $449,000 remain outstanding.

         In accordance with Section 701 of the Indenture and pursuant to resolutions of the Board of Directors of the Company and New ICN, the Company and New ICN desire to evidence the merger (the "Merger") of the Company and certain of its affiliates with and into New ICN, pursuant to which New ICN shall be the surviving corporation, and New ICN's assumption of the Company's obligations under the Indenture. Upon the effectiveness of the Merger, New ICN will change its name to ICN Pharmaceuticals, Inc.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises and in order to comply with Section 701 of the Indenture, the Company and New ICN hereby covenant and agree with the Trustee as follows:

         1. Assumption. Upon the effectiveness of this First Supplemental Indenture and without further action by the parties hereto, New ICN will succeed to the Company under the Indenture and assume the due and punctual payment of the principal of (and premium, if any) and interest (including all additional interest payable pursuant to Section 1004 of the Indenture) on all the Securities, and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

         2. Conversion. In compliance with Section 1211 of the Indenture, on and after the date hereof until October 30, 2001, the holder of each Security shall be entitled to receive upon exchange of his or her Bond in lieu of each share of ICN Common Stock deliverable to such holder immediately prior to the date hereof, 0.512 shares of common stock, $.01 par value of New ICN ("New ICN Common Stock") at the Conversion Price of $20.68 for such 0.512 shares of New ICN Common Stock.

         3. Waiver: New ICN hereby expressly waives any right to redeem the Securities under circumstances in which the Company would not have been entitled to redeem the Securities if it had remained the obligor thereon.

         4. Covenants. Prior to the effectiveness of the Merger, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that the Merger and this Supplemental Indenture comply with Article 7 of the Indenture and that all conditions precedent therein provided for relating to the Merger have been complied with and that this First Supplemental Indenture is authorized by the Indenture.

         5. Effectiveness. This First Supplemental Indenture shall be deemed to be effective immediately upon the filing of the Certificate of Merger merging the Company and its affiliates into New ICN with the Secretary of State of the State of Delaware.

         6. Instruments to Be Read Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and said Indenture and this First Supplemental Indenture shall henceforth be read together.


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         7.      Acceptance by Trustee.  The Trustee accepts, upon the terms and conditions set forth in the Indenture, the amendment of the Indenture hereby affected. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals of fact contained herein, which shall be taken as statements of the Company and New ICN: and the Trustee makes no representations and shall have no responsibility as to the validity of this First Supplemental Indenture, except as expressly set forth in the Indenture. The Indenture as amended and supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

         8. Terms Defined. All terms defined elsewhere in the Indenture have the same meanings herein.

         9. Counterparts. This First Supplemental Indenture my be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         10. Governing Law. This First Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date and year first above written.

                                       ICN PHARMACEUTICALS, INC.


                                       By:
                                           ------------------------------------
                                           Name:   John E. Giordani
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer


                                       ICN MERGER CORP.


                                       By:
                                           ------------------------------------
                                           Name:   John E.Giordani
                                           Title:  Director and Vice President



                                       CITIBANK, N.A.


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:


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